                                                                    EXHIBIT 10.4

                    ________________________________________




                           AMENDED AND RESTATED LEASE

                                    BETWEEN

                             PHOENICIAN PROPERTIES

                                   AS LESSOR,

                                      AND

                               KERR GROUP, INC.,

                                   AS LESSEE


                            Dated as of May 16, 1994



                    ________________________________________

                                     INDEX


Article No.                       Title                      Page
- - - -----------                       -----                      ----
     1       Term; Rent Payments; Additional Rent..........    2
     2       Repairs.......................................    4
     3       Compliance With Laws..........................    5
     4       Surrender At End Of Term......................    7
     5       Mechanics' Liens..............................    9
     6       Inspection By Lessor..........................   10
     7       Taxes and Other Charges.......................   10
     8       Indemnification Of Lessor.....................   12
     9       Insurance; Restoration........................   13
    10       Condemnation..................................   20
    11       Assignment And Subletting.....................   22
    12       Intentionally Deleted.........................   24
    13       Defaults......................................   24
    14       No Reinstatement..............................   30
    15       Subordination.................................   31
    16       Quiet Enjoyment...............................   33
    17       Successors And Assigns........................   33
    18       Alterations...................................   34
    19       Notices.......................................   36
    20       No Waiver.....................................   37
    21       Remedies Cumulative...........................   38





                                      (i)

    22       Entire Agreement..............................   39
    23       Intentionally Deleted.........................   39
    24       Indemnification Of Lessee.....................   39
    25       Estoppel Certificates.........................   41
    26       Certain Definitions...........................   42
    27       Extension Of Term.............................   42
    28       Purchase Option...............................   43
    29       Intentionally Deleted.........................   48
    30       Hazardous Wastes/Substances...................   49
    31       Signage.......................................   52
    32       Purposes......................................   53
    33.      Right to Create Encumbrances..................   53
    34.      Arbitration...................................   54
    35.      Memorandum of Lease...........................   56
    36.      Phase 2 Work..................................   57

Exhibit A -- Land

Exhibit B -- Approved Form of Subordination, Non-Disturbance and
             Attornment Agreement

Exhibit C -- Approved Title Exceptions

Exhibit D -- Phase 2 Work





                                      (ii)

         This Amended and Restated Lease made as of the 16th day of May, 1994, between PHOENICIAN PROPERTIES, a Tennessee general partnership, having its principal office at 529 Old Hickory Boulevard, Jackson, Tennessee 38305 ("Lessor") and KERR GROUP, INC., a Delaware corporation, having its principal office at 1840 Century Park East, Los Angeles, California 90067 ("Lessee").

                              W I T N E S S E T H:

        WHEREAS, pursuant to that certain lease (the " Original Lease") dated as of May 14, 1993, Lessee leased from the Industrial Development Board of the City of Jackson (the "Board") that certain real property described on Exhibit A attached hereto and made part hereof, together with all rights, privileges, easements, appurtenances and amenities belonging or in any way pertaining thereto (collectively, the "Land"), together with a building containing approximately 166,400 square feet of area (the Land, together will all existing improvements are referred to collectively as the "Demised Premises"); and

         WHEREAS, as of even date herewith Lessor acquired from the Board fee simple title to the Demised Premises subject to the Original Lease; and

         WHEREAS, on and subject to the terms and conditions hereinafter set forth, Lessor and Lessee desire to amend and restate the Original Lease in its entirety.

         NOW THEREFORE, in consideration for the premises and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, Lessor and Lessee agree as follows.

                                   ARTICLE 1

                     TERM, RENT, PAYMENTS; ADDITIONAL RENT

         1.01 Term. The term of this Lease (the "Term") shall begin as of the date hereof (the "Commencement Date") and, subject to the terms of Article 27 relating to possible extension and renewal of the Term, shall end on the last day of the month following the twentieth anniversary of the Commencement Date (the "Expiration
Date") unless sooner terminated as hereinafter provided.

         1.02 Rents. Lessee shall pay to Lessor a fixed annual rent (the "Rent") at the rate of:

                 (a) Five Hundred Fifty-Six Thousand Eighty Dollars ($556,080) per year, payable in equal consecutive monthly installments of Forty-Six Thousand Three Hundred Forty Dollars ($46,340) per month, commencing on the Commencement Date, and to be paid in advance, and thereafter on the first day of each calendar month of the Term, and ending on April 30, 1999;

                 (b) Five Hundred Seventy-Two Thousand Eight Hundred Eighty Dollars ($572,880) per year, payable in equal consecutive monthly installments of Forty-Seven Thousand Seven Hundred Forty Dollars ($47,740) per month, commencing on May 1, 1999 and ending on April 30, 2004;

                 (c) Five Hundred Eighty-Nine Thousand Six Hundred and Eighty Dollars ($589,680) per year, payable in equal consecutive monthly installments of Forty-Nine Thousand One Hundred Forty

Dollars ($49,140) per month, commencing on May 1, 2004 and ending on April 30, 2009; and

                 (d) Six Hundred Six Thousand Four Hundred Eighty Dollars ($606,480) per year, payable in equal consecutive monthly installments of Fifty Thousand Five Hundred Forty Dollars ($50,540) per month, commencing on May 1, 2009 and ending on the Expiration Date.

Rent payable on account of any partial calendar month during the term of this Lease, shall be prorated.

        1.03 Net Rents Payable. Lessor shall receive all Rent free from all taxes, assessments, charges, expenses, damages, repairs, maintenance and deductions of every description, and except as expressly provided in this Lease, with no right of set-off, and Lessee shall pay all of the foregoing and other charges which, except for this Lease, would have been chargeable against the Demised Premises and payable by the Lessor. Notwithstanding the immediately preceding sentence, Lessor shall be solely responsible for any of the matters described in the preceding sentence caused or necessitated by, or resulting from, the negligence or acts of Lessor or its agents, contractors, employees or any other party for whom Lessor is legally responsible. Nothing contained in this Lease shall obligate Lessee to become directly obligated to pay any interest or principal on any mortgage or other financing of Lessor's interest in the Demised Premises (but nothing contained in this sentence shall abrogate Lessee's responsibility to tender rent to any Institutional Lender (as defined in Section 26.03) pursuant to the provisions of the Subordination, Non-Disclosure and Attornment Agreement attached hereto as Exhibit B), or any corporate, inheritance, franchise, income or similar tax assessed to Lessor.

        1.04 Additional Rents. Lessee shall pay to Lessor the Rent and all other sums that may become due or be payable by the Lessee under this Lease, including, without limitation, taxes and insurance obligations of Lessee hereunder, at the time and in the manner provided in this Lease, all of which shall be deemed as Additional Rents, and in the event of nonpayment the Lessor shall have all the rights and remedies provided by this Lease. Rent shall be tendered in legal tender and lawful money of the United States at the office of Lessor or such other place as Lessor may designate in writing. Rental payments shall be without set-off, abatement, deduction or other reduction whatsoever except as expressly set forth in this Lease.


                                   ARTICLE 2

                                    REPAIRS

         2.01. The Demised Premises, together with the sidewalks adjacent thereto, if any, shall be kept in good order and repair by Lessee at Lessee's sole cost and expense, and Lessee shall make all repairs and replacements, ordinary as well as extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, including necessary interior and exterior roof and wall maintenance and repair, that may be necessary or required in or about the same so that at all times those buildings, improvements, sidewalks, parking lots and other paved surfaces shall be in good order, condition, and repair.


                                   ARTICLE 3

                              COMPLIANCE WITH LAWS

         3.01 Lessee covenants to comply with any and all applicable laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, and the appropriate agencies, offices, departments, boards and commissions thereof (including without limitation all applicable zoning, building codes, and the Americans with Disabilities Act of 1990), and the board of fire underwriters and/or fire insurance rating organization or similar organization performing the same or similar functions (collectively, "Laws") applicable to the Demised Premises relating to the use or occupancy thereof or to the making of repairs thereto, or of changes, alterations or, improvements therein, ordinary or extraordinary, structural or otherwise, seen or unforeseen, including but not limited to the performance of any duty imposed upon Lessor or Lessee by such Laws in respect to the sidewalks, curbs, streets or vaults, if any, adjacent to the Demised Premises. Lessee shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of Lessee, or Lessor (if legally required) or both (if legally required), without cost or expense to Lessor, the validity or application of any Law and, if by the terms of any such Law compliance therewith may legally be delayed pending the prosecution of any such proceeding, Lessee may delay such compliance therewith until the final determination of such proceeding. Lessee will indemnify Lessor against all adverse consequences of such contest, including court costs, interest, penalties or other expense including reasonable attorneys' fees. Lessee shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of or be imposed because of the failure of Lessee to comply with this Article 3, and in any event agrees to indemnify the Lessor from all liability with reference to the same. Lessor and Lessee shall each promptly give notice to the other in writing of any (a) written notice of violation of Law or Environmental Law (as defined in Section 30.01) relating to the Demised Premises received by the Lessee or Lessor, respectively, or (b) event or occurrence, the existence of which is known by either Lessor or Lessee, which would constitute a reportable event or occurrence under any Environmental Law. Without diminishing the rights or obligation of Lessee, if Lessee shall at any time fail or neglect to comply, to the extent reasonably appropriate and as expeditiously as reasonably feasible, with any of said Laws or Environmental Laws, as hereinbefore provided and, if a stay is necessary, Lessee shall have failed to obtain the stay or continuance thereof, Lessor in addition to other remedies shall be at liberty, after ten (10) business days' prior written notice to Lessee and without unreasonable disruption to Lessee's business activities, to comply therewith, and reasonable expenses consequent thereon shall be borne and paid by Lessee; upon Lessee's failure so to pay, Lessor may pay the same and any payments so made by the Lessor, together with interest thereon to be computed at the prime rate of interest from time to time announced by Chase Manhattan Bank, N.A. (or its successor) plus 2% per annum from date of payment shall be considered as additional rent to be added to the installment of Rent next accruing, and shall entitle Lessor to enforce any of the terms, provisions, conditions and covenants herein contained that may be applicable to such Rent. Lessee agrees to defend, indemnify and hold harmless Lessor from and against all claims, losses, costs or expenses (including reasonable attorneys' fees) suffered or incurred by Lessee arising out of Lessor's exercise of its rights to comply set forth in the preceding sentence.


                                   ARTICLE 4

                            SURRENDER AT END OF TERM

         4.01. On the Expiration Date or earlier termination date of this Lease, Lessee shall surrender the Demised Premises, including, but not limited to, all buildings, improvements, hoists, pipes, plumbing, engines, electric wires, and fixtures used in connection with the operation of the Demised Premises (but no trade fixtures and equipment of occupants in possession of the Demised Premises, provided that any damage to the Demised Premises resulting from such removal shall be repaired by Lessee) in good repair and condition, damage by fire or other casualty and reasonable wear and tear thereof excepted. In amplification of the foregoing, provided Lessee shall not then be in default beyond applicable notice and cure periods and Lessor has not exercised its right to terminate the Lease as set forth in Section 13.02, Lessee may, at its option, remove any furnishings, fixtures, equipment and personal property which have been installed by Lessee or anyone claiming through or under Lessee (including, without limitation, any plumbing, pipes, wires, cables, or other apparatus in connection therewith, however, excluding any such property or improvement installed as part of the Phase 2 Work (as defined in Article 36), unless and to the extent Lessee has paid for same in which event Lessee may at its option remove same). Upon any such permitted removal, Lessee shall restore the Demised Premises to its original condition, damage by fire or other casualty and reasonable wear and tear thereof excepted. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural integrity of the building and other improvements which are a part of the Demised Premises and shall not decrease the value of the Demised Premises except as to the value of the property the Lessee is permitted to remove and after such removal, if any, the primary structure on the Demised Premises still shall be eligible for a certificate of occupancy from the appropriate governmental authority.


                                   ARTICLE 5

                                MECHANICS' LIENS

         5.01. Neither Lessor nor Lessee shall have the power to subject the Demised Premises or any interest in the Demised Premises to any mechanics' or other liens. If any mechanics' or other liens or order for the payment of money shall be filed against the Demised Premises or any building or improvement which is a part thereof by reason of or arising out of any labor or material furnished or alleged to have been furnished or to be furnished to or for Lessor or Lessee at the Demised Premises, or for or by reason of any change, alteration, or addition or the cost or expense thereof or any contract relating thereto, the party responsible for such lien (the "Responsible Party") shall cause the same to be cancelled and discharged of record, by bond or otherwise as allowed by law at the expense of the Responsible Party, within forty-five (45) days after written demand therefor, and shall also defend on behalf of the party which is not responsible for such lien (the "Non-Responsible Party") at the Responsible Party's sole cost and expense, any action, suit or proceeding that may be brought thereon or for the enforcement of those liens, lien or orders, and the Responsible Party will pay any damages and satisfy and discharge any judgment entered therein and save harmless the

Non-Responsible Party from any claim or damage resulting therefrom including reasonable attorneys' fees and expenses incurred by the Non-Responsible Party in defending against any such lien or claim. Nothing herein shall be construed to create an agency on the part of Lessor or Lessee on behalf of the other for the contracting for labor or materials on the Demised Premises.


                                   ARTICLE 6

                              INSPECTION BY LESSOR

         6.01. Lessee shall permit Lessor and Lessor's agents to enter the Demised Premises, during Lessee's normal business hours and upon reasonable prior notice, to examine same. Lessee shall have the right to accompany or designate an agent to accompany Lessor on any examination of the Demised Premises made pursuant to this Article 6. Lessor agrees to defend, indemnify and hold harmless Lessee from and against all claims, losses, costs or expenses (including reasonable attorneys' fees) suffered or incurred by Lessee arising out of Lessor's exercise of its entry rights under this Article 6.


                                   ARTICLE 7

                            TAXES AND OTHER CHARGES

         7.01. Lessee agrees to pay and discharge punctually as and when the same shall become due and payable without penalty, all real estate taxes, personal property and income taxes, business and occupation taxes, occupational licenses, water charges, sewage charges and utility assessments, and all other governmental taxes, impositions and charges of every kind and nature, extraordinary or ordinary, general or special, foreseen or unforeseen, which at any time during the Term shall become due and payable by Lessor or Lessee and which shall be levied, assessed or imposed:

                 (a) Upon, or which shall be or become liens upon, the Demised Premises or any portion thereof, or any interest of Lessor or Lessee therein or under this Lease or upon the rents payable hereunder; or

                 (b) Upon or with respect to the construction, possession, operation, maintenance, alteration, repair, rebuilding, use or occupancy of the Demised Premises or any portion thereof.

         The obligations of Lessee hereunder shall be pursuant to any present or future laws, statutes, regulation or other requirement of any governmental authority, however, Lessee shall have no liability for any such tax, charge or assessment attributable to properties or operations of Lessor not involving the Demised Premises. It is the intention of the parties hereto that, insofar as the same may be lawfully done, Lessor shall be free from all costs, expenses and obligations with respect to any such taxes, charges, assessments or impositions, and that this Lease shall yield, net to Lessor, not less than the Rents reserved hereunder throughout the Term. Notwithstanding anything to the contrary contained in this Article 7, in no event shall Lessee be required to pay any corporate, inheritance, franchise, income or similar tax assessed against Lessor.

         Section 7.02. Lessee covenants to furnish to Lessor, promptly upon request, proof of the payment of any tax, assessment, and other governmental or similar charge, and any utility charges, which is payable by Lessee as provided in this Article.


                                   ARTICLE 8

                           INDEMNIFICATION OF LESSOR

         8.01. Lessee shall defend, indemnify and hold harmless Lessor from and against any and all claims, losses, costs and expenses, including reasonable attorneys' fees, suffered or incurred by Lessor (i) arising from or out of the occupancy of the Demised Premises by or under Lessee, Lessee's agents or employees, (ii) from any loss or damage arising in connection with the Demised Premises from any fault or negligence by Lessee, or (iii) from any failure on Lessee's part to comply with any of the covenants, terms and conditions contained in this Lease required to be complied with by Lessee. Lessee shall have no duties and responsibilities under this Article 8 for any claims, losses, damages, claims, suits, liability, costs or expenses, including reasonable attorneys' fees incurred by Lessor as a result of any negligence or acts of Lessor, its employees, contractors, agents or any other party for whom Lessor is legally responsible.

                                   ARTICLE 9

                             INSURANCE; RESTORATION

         9.01. INSURANCE

               (a) During the term of this Lease, Lessee, at its sole cost and expense, shall carry and maintain the following types of insurance in the amounts specified:

                    (i) Fire and extended coverage insurance (including earthquake insurance, to the extent available) covering the Demised Premises against loss or damage by fir and against damage by other risks now or hereafter embraced by the "extend coverage" so called, in amounts equal to the full cost of replacing the Demise Premises in the event of total destruction of same by fire or any other casualty with appropriate riders to compensate for the effect of inflation on such replacement cost, with a deductible not to exceed $250,000.

                    (ii) Comprehensive public liability insuranc including propert damage, insuring Lesso and Lessee against liability for injury to persons or property occurring in or about the Demised Premises or arising out of the ownership, maintenance or use or occupancy thereof. The liability under such insurance shall not be less than Two Million Dollars ($2,000,000.00) for any one accident and not less than Five Million Dollars ($5,000,000.00) in the aggregate for all accidents in any one year period; and

                    (iii) Business interruption insurance against loss of rent or rental value due to fire including extended coverage endorsement in an amount equal to the annual rent for the Demised Premises plus the estimated amount of rea estate taxes and any other expenses connected with the
                          Demised Premises payable by the Lessee.

              (c) All policies of insurance shall provide by endorsement that any loss shall be payable to Lessor or Lessee as their respectiv interes may appear at the time of the loss or payable to mortgagee of Lessor under the standard mortgage clause, if such mortgagee requires. All such policies shall further provide that not less than thirty (30) days written notice shall be given to Lessor, Lessee and the holder of an Institutional Mortgage before such policy may be cancelled changed to reduce insurance provided thereby. Lessee shall provide Lessor with either certificates evidencing such insurance, or duplicate policies of each insurance policy evidencing such endorsement(s) together with evidence satisfactory to Lessor that payment of all premiums thereon has been made.

                 (d) Each of Lessor and Lessee hereby releases the other from any and all liability or responsibility to the other or any person or entity claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be legally responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Lessor and Lessee agrees that it will request its insurance carriers to include in its policies such a clause or endorsement; if such clause or endorsement is unavailable the party unable to obtain same shall give the other party immediate written notice of such fact.

                 (e) If Lessee fails to provide or to keep in force the insurance required by this Article 9, Lessor shall furnish Lessee with written notice of failure to provide or keep in force such insurance, and if Lessee fails to furnish satisfactory evidence of such insurance within five (5) business days of receipt of such notice, Lessor may, if it elects, procure such insurance and all premiums advanced by Lessor shall be repaid by Lessee, as additional rent, promptly following written request, together with annual interest at the lesser of the highest rate of interest permitted by Law, and the prime rate of interest from time to time charged by Chase Manhattan Bank, N.A. plus 2%.

        9.02. Subject to the provisions of Section 9.04, if any buildings at any time on the Demised Premises shall be damaged or destroyed by any cause whatsoever, during the Term, Lessee shall give immediate notice thereof to Lessor and, with reasonable promptness, repair and replace the same at Lessee's expense, utilizing the insurance proceeds, if any, paid in conjunction with such damage or destruction so that the buildings upon the Demised Premises after that repair and replacement shall be at least equal in value to the buildings existing immediately prior to such occurrence and as nearly similar to such buildings in character as shall be practicable and reasonable. Before beginning such repair or rebuilding, or letting any contracts in connection therewith, Lessee shall submit complete detailed plans and specifications for Lessor's approval, which approval Lessor shall not unreasonably withhold, condition or delay.

         9.03. Except as otherwise provided in Article 9, Lessee shall not be entitled to any abatement of Rent except to the extent to which Lessor shall have received a net sum as proceeds of any loss or business interruption insurance maintained by Lessee, nor shall its obligations to pay rent under this Lease be abated during the term of this Lease, notwithstanding any destruction or damage to the Demised Premises by any cause whatsoever.

         9.04. In the event of damage to or destruction of any building upon the Demised Premises during the term of this Lease, Lessor and Lessee agree that Lessor's mortgagee, if an Institutional Lender shall be entitled to retain the insurance proceeds paid on account thereof; provided, however, if Lessee shall not then be in default beyond applicable notice and cure periods and Lessor has not exercised its right to terminate the Lease as set forth in
Section 13.02, then as a condition thereto such proceeds shall be received by such mortgagee in trust to pay the cost of restoration, and shall not be commingled with any other funds of such mortgagee. In such event the mortgagee shall apply all insurance money received on account of such damage or destruction to pay the cost of the work and for the protection of the Demised Premises pending the completion of the work. If the estimated cost of the work is more than $150,000.00, the plans and specifications shall first be submitted to and approved in writing by Lessor and the holder of an Institutional Mortgage, which approvals shall not unreasonably be withheld, conditioned or delayed. The insurance funds shall be paid out, as provided below, from time to time as the work progresses, upon the written request of Lessee, which shall be accompanied by the following:

                 (a) A certificate (the "Certificate") of the architect or engineer in charge of the work dated not more than ten (10) days before such request, stating that the requested sum either has been paid by Lessee or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered services or furnished materials in connection with such work. The Certificate shall give a brief description of such services and materials, list the several amounts so paid or due to each such person, state the estimated fair value of the work at the date of requisition, and state that to the best knowledge of the certifying party no part of such expenditures has been or is being made the basis for any other request for payments. The certificate shall state also that, except for the amounts listed therein, the architect or engineer, after reasonable inquiry, knows of no outstanding indebtedness that is then due for labor, wages, materials, supplies, or services relating to such work and which, if unpaid, could become the basis of a mechanic's, materialmen's, or similar lien upon such work or the Demised Premises. The certificate shall also contain such other information regarding the work as shall be reasonably requested by Lessor's mortgagee; and

                 (b) An affidavit sworn to by Lessee that all materials and property constituting the work described in the certificate are free and clear of all security interests, liens, charges, or encumbrances, except encumbrances securing indebtedness due to persons specified in such certificate which are to be discharged upon payment of such indebtedness; and

                 (c) An affidavit, sworn to by Lessor, that to the best of Lessor's knowledge there exists no material default under the Lease.

         Upon compliance with the provisions of this Section, such mortgagee shall, out of the insurance money, pay to the persons named in such certificates the respective amounts stated to be due to them, or shall pay to Lessee the amounts stated to have been paid by Lessee. Upon completion of the work, Lessee shall cause to be filed a "notice of completion" in the Register's Office for Madison County, Tennessee, and to give such other notices as shall be required or permitted under TCA Section 66-11-101 et. seq. to determine the time period for filing of liens or other claims against the work. The final disbursement from the insurance funds for the work shall be withheld until the time period has expired for filing of claims against the work, but in no event longer than sixty (60) days following completion of the work.

         Section 9.05. If the insurance proceeds are insufficient to pay the cost of such restoration work, Lessee shall pay the deficiency. If the proceeds exceed the cost of such work, Lessee may retain the excess. Prior to commencement of the work, if the estimated cost of completing such work exceeds Two Hundred Thousand

Dollars ($200,000) as reasonably estimated by Lessee's architect or engineer, and promptly following request of Lessor's mortgagee, Lessee shall require its contractor or subcontractor to furnish such payment and performance bonds as may be reasonably requested to insure payment for all aspects of the work and its proper completion.


                                   ARTICLE 10
                                  CONDEMNATION

         10.01. If any person or corporation, municipal, public, private, or otherwise shall at any time during the Term lawfully condemn and by reason thereof acquire title to Lessor's interest in the Demised Premises, in or by condemnation proceedings in pursuance of the law, general, special or otherwise, Lessor shall be entitled to and shall, except as hereinafter provided, receive any award that may be made, including the award, if any, to Lessee for the value of the unexpired term of this Lease, and Lessee shall and does hereby assign and transfer to Lessor any award that may be so made to Lessee for any damages to the term of years set forth in this Lease. This assignment shall not include any award for taking of, or damage to, the trade fixtures of Lessee or its subtenants, or for any moving expenses incurred by Lessee or its subtenants.

         10.02. Subject to the provisions of Section 10.03, in the event of a taking by condemnation as described in Section 10.01, this Lease shall continue, but the Rent to be paid by Lessee shall thereafter be reduced in proportion to the space taken by condemnation, and in such event Lessor shall promptly restore the Building and other improvements located on the Demised Premises as nearly as possible to the condition in which same were in before that taking. It is agreed that Lessor's obligations pursuant to the immediately preceding sentence shall not be limited to the amount of such condemnation award.

         10.03. Should such taking of a portion of the Building which is a part of the Demised Premises result in a loss of a portion of the total Land area such that Lessee's use of the remaining portion of the Demised Premises becomes economically unfeasible (as reasonably determined by Lessee, recognizing that the manufacturing portion of the Demised Premises is of critical importance to the Lessee and the distribution portion of the Demised Premises is not of critical importance), then Lessee, at its option, may cancel and terminate this Lease by furnishing written notice to Lessor of its intent to terminate and cancel the Lease, which notice must be furnished within sixty
(60) days after vesting of title in the condemnor, and the Lease shall terminate within thirty (30) days from receipt by Lessor of such written notice.

                                   ARTICLE 11

                           ASSIGNMENT AND SUBLETTING

        11.01. (a) Subject to the provisions of Section 11.01(c), Lessee shall not assign this Lease or sublet any portion of the Demised Premises without first obtaining Lessor's written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Irrespective of the foregoing, no consent in one instance shall prevent this provision from applying to each subsequent instance. This provision shall not apply to transfers of Lessee's stock or other beneficial interests, neither of which shall be deemed to be an assignment of this Lease requiring Lessor's consent.

                 (b) If Lessee should desire to assign this Lease, or to sublet all or any portion of the Demised Premises, and in either such case in an instance where Lessor's consent is required under this Article 11, Lessee shall give Lessor written notice of such desire, which written notice shall include (i) the name of the proposed assignee or sublessee, (ii) to the extent available, a copy of the proposed assignee's or sublessee's profit and loss statement, balance sheet and, if said proposed assignee or sublessee is a publicly traded company, annual report, each for the previous three (3) years and (iii) a statement (including an environmental impact statement) setting forth the proposed assignee's or sublessee's use of the Demised Premises, at least twenty (20) business days in advance of the date Lessee proposes to make such assignment or subletting. Notwithstanding any such subletting or assignment, Lessee shall remain liable on all of its obligations under this Lease.

                 (c) Notwithstanding the provision of Section 11.01(a), Lessor's consent shall not be required to any subletting of less than 25,000 square feet of the Demised Premises (either individually or in the aggregate). In addition, if the entity to whom Lessee proposes to sublet the Demised Premises or assign this Lease is an Affiliate (as hereinafter defined), Lessor's approval for such subletting or assignment shall not be required provided that Lessee remains primarily liable for the full performance of all of Lessee's obligations under this Lease. As used herein, "Affiliate" shall mean: (i) any entity that directly or indirectly controls, is controlled by, is under common control with, or owns a fifty percent (50%) or greater interest in, Lessee; (ii) any entity in which Lessee owns a fifty percent (50%) or greater interest, either directly or indirectly, or (iii) any entity which has acquired all or substantially all of the assets of Lessee by merger, consolidation, purchase or other transfer.

                 (d) Lessor's approval in accordance with Section 11.01(a) shall be deemed given unless Lessee receives notice in writing of Lessor's disapproval within the twenty (20) business day period described in Section 11.01(b). If Lessor shall deny such approval, Lessor shall specify in detail its reasons for such denial.

                 (e)  Subject to any applicable provisions of Article 15,
Article 27 and Article 28, Lessor may transfer, convey, assign or encumber its interest in this Lease at any time without Lessee's consent. Notwithstanding the foregoing, Lessor may not transfer, convey or assign its interest in this Lease to any entity, or any Affiliate of an entity, which is engaged in the same general business as Tenant.

         11.02 Lessee, and any permitted sublessee of the entire Demised Premises or assignee of all of Lessor's right, title and interest under this Lease, shall furnish to Lessor, quarterly, copies of financial statements (including balance, profit and loss statements and such other schedules as may be reasonably requested by Lessor, as the same are customarily prepared by Lessee or such sublessee or assignee).


                                   ARTICLE 12

                             INTENTIONALLY DELETED


                                   ARTICLE 13

                                    DEFAULTS

         13.01. Each of the following shall be deemed a default by Lessee and a breach of this Lease:

                 (a) Lessee's failure to pay any installment of rent, which failure persists after the expiration of five (5) days from receipt by Lessee of written notice from Lessor advising of such failure to pay. Notwithstanding the foregoing, no written notice shall be required if Lessor has, within any consecutive ten (10) month period, twice given written notice to Lessee under this subparagraph (a). Nevertheless, if Lessee shall thereafter pay rent on a timely basis for a period of eighteen
(18) consecutive months, the provisions of the first sentence of this subparagraph shall again apply;

                 (b) Lessee's failure to pay any additional rent, which failure persists after the expiration of ten (10) days from receipt by Lessee of written notice from Lessor advising of such failure to pay;

                 (c) Lessee's failure to observe or perform any of its obligations under the other terms, covenants or conditions of this Lease, which failure persists after the expiration of thirty (30) days from the date Lessor gives written notice to Lessee calling attention to the existence of that failure, but, if the matter that is the subject of the notice is of such a nature that it cannot be reasonably corrected within thirty (30) days then no default shall be deemed to have occurred if Lessee promptly, upon the receipt of notice, commences the curing of the default and diligently prosecutes same to completion within a one hundred eighty (180) day period. However, if the default is one relating to a matter that exposes space occupants or the public to an imminent and substantial danger to safety or health of which the public authorities have given due notice to Lessee, then the cure period shall be the period of time permitted to Lessee under law to take corrective measures for which Lessee is responsible. The right to cure provided herein does not grant Lessee any license or privilege to allow the Demised Premises to be without the insurance coverage provided for in Article 9 and failure promptly to comply with Article 9 shall entitle Lessor to place immediately the necessary insurance, and the cost thereof shall be additional rent and collectible as such; or

                 (d) The adjudication of Lessee in an involuntary bankruptcy proceeding and such adjudication is not vacated within ninety (90) days; the taking by Lessee of the benefit of any other insolvency act or procedure, which term includes any form of proceeding for reorganization or arrangement or rearrangement under the Bankruptcy Code as well as an assignment for the benefit of creditors; or the appointment of a receiver for Lessee and such receiver remains undischarged for ninety (90) days.

         13.02. Should Lessee default as described in this Article 13, Lessor at any time thereafter may, at its option give Lessee five (5) days written notice of intention to end the term of this Lease and thereupon at the expiration of those five (5) days the term of this Lease shall expire as completely as if that date were the Expiration Date and Lessee will then quit and surrender the Demised Premises to Lessor, but Lessee shall remain liable as provided in this Article 13.

         13.03. If the notice provided for in Article 13.02 shall have been given and the term of this Lease shall expire as described in Article 13.02, or if the Lease shall be taken from Lessee as a result of any execution against Lessee in any proceeding in which Lessee shall have no appeal or further appeal, then Lessor may without notice re-enter the Demised Premises and dispossess Lessee by summary proceedings or otherwise, and Lessee or other occupant or occupants of the Demised Premises will remove their effects and hold the Demised Premises as if this Lease had not been made, and Lessee waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

         13.04. In case of any default, re-entry, expiration or dispossession by summary proceedings or otherwise:

                 (a) Rent shall become due thereupon and be paid up to the time of that re-entry, dispossession or expiration, together with any reasonable and customary expenses that Lessor may incur for legal expenses and attorneys' fees, including those incident to the recovery of possession, brokerage, and putting the Demised Premises in good order, or for preparing the same for re-rental; and

                 (b) Lessee shall pay to Lessor as damages sums equal to the Rent and the additional rent payable hereunder which would have been payable by Lessee had this Lease not so terminated, or had Lessor not so re-entered the Demised Premises, payable upon the due dates therefor specified in this Lease had this Lease been in full force and effect unless otherwise specified herein and until the Expiration Date, without obligation on the part of Lessor to file suit for the collection of damages on a monthly basis; provided, however, that if Lessor shall relet the Demised Premises during said period (it being agreed that Lessor shall be obligated to use its best efforts to relet the Demised Premises), Lessor shall credit Lessee with the net rents received by Lessor from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Lessor the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease. In no event shall Lessee be entitled to receive any excess of such net rents over the sums payable by Lessee to Lessor hereunder. Lessee shall not be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Lessor. If the Demised Premises or any part thereof be relet by Lessor for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, except as may be otherwise adjudicated by a court of competent jurisdiction, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Any such damages shall be paid in monthly installments by Lessee on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Lessor to collect the deficiency for any subsequent month by a similar action or proceeding.

         13.05. Lessor may make any alterations and decorations in the Demised Premises that Lessor in its judgment considers reasonably advisable and necessary for the purpose of reletting the Demised Premises. The making of these alterations or decorations shall not operate or be construed to release Lessee from any liability under this Article 13.

         13.06. Lessor shall in no event be liable and Lessee's liability under this Article 13 shall not be affected or diminished in any way whatsoever for failure to relet the Demised Premises, or if the Demised Premises are relet, for failure to collect the rent thereof under such reletting; however, nothing contained in this Section 13.06 shall abrogate Lessor's obligation to use its best efforts to mitigate its damages.

         13.07. In the event of a breach by Lessee of any of the covenants or provisions of this Lease, Lessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary dispossess proceedings, or other remedies were not provided in this Lease. Mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy, at law or in equity.

        13.08. Any action taken by Lessor under this Article 13 shall not waive any right that Lessor would otherwise have against Lessee for rent reserved in this Lease or otherwise, and Lessee shall remain responsible to Lessor for any loss and damage suffered by Lessor by reason of Lessee's default or breach. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meanings. Lessor shall, at all times, use its best efforts to mitigate its damages under this Article 13.


                                   ARTICLE 14

                                NO REINSTATEMENT

         14.01. (a) No receipt of monies by Lessor from Lessee after the lawful termination or cancellation of this Lease shall reinstate, continue or extend the term of this Lease, or affect any notice theretofore given to Lessee, or waive Lessor's right to enforce the payment of Rent or additional rent then due, or thereafter falling due, or waive Lessor's right to recover possession of the Demised Premises by proper suit, action, proceeding or remedy;

                 (b) After the service of notice to terminate or cancel this Lease, or the commencement of suit, action or summary proceedings, or any other remedy, or after a final order or judgment for the possession of the Demised Premises, Lessor may demand, receive and collect any monies due, or thereafter falling due, without in any manner affecting the notice, proceeding, suit, action, order or judgment. All such monies collected shall be deemed to be payments on the account of the use and occupation or Lessee's liability under this Lease.

         14.02. Neither Lessor's nor Lessee's failure to enforce any term of this Lease, that is breached by the other, after notice had, shall not be deemed to void or affect the right of Lessor or Lessee, as applicable, to enforce that term on the occasion of a subsequent default or breach.


                                   ARTICLE 15

                                 SUBORDINATION

         15.01. Subject to the provisions of Section 15.02 of this Lease, this Lease shall be subject and subordinate to any present and all future first and second Institutional Mortgages (as defined in Section 26.02) that may thereafter affect Lessor's interest in the Demised Premises, and of all renewals, modifications, consolidations, replacements and extensions thereof. Lessor represents and warrants that, as of the date of this Lease, there are no non-Institutional Mortgages encumbering the Demised Premises. This clause shall be self-operative and no further instruments of subordination shall be required. In confirmation of this subordination, Lessee shall execute promptly any certificate, subordination agreement or other document that Lessor or its lender may reasonably request.

         15.02. (a) The subordination described in Section 15.01 as it pertains to Institutional Mortgages now existing or hereafter made (which term includes any agreement modifying any Institutional Mortgage hereafter made), is conditioned upon the agreement of each Institutional Lender (as defined in Section 26.02 hereof), to be delivered by it to Lessee in form reasonably acceptable to Lessee (Lessee hereby approves the form of agreement attached hereto as Exhibit B), in which the Institutional Lender agrees in substance that so long as this lease shall be in full force and effect and Lessee shall not then be in default beyond applicable notice and cure periods, (i) except as set forth in this Section, the leasehold estate, possession and use of the Demised Premises in accordance with the terms of this Lease and all other rights and benefits of Lessee under this Lease (including, without limitation, the Purchase Option (as defined in Section 28.01) in accordance with the provisions of Article 28) shall not be interfered with or disturbed by any superior mortgagee or by reason of the subordination of this lease to its mortgage or any foreclosure or other proceedings for the enforcement of its mortgage or any transfer of Lessor's interest under this Lease pursuant to the taking of a deed or assignment in lieu of foreclosure (or similar device), (ii) Lessee shall not be bound to perform any covenant contained in this lease to a standard greater than that set forth in this lease by virtue of the inclusion in the mortgage or other agreements between Lessor and such Institutional Lender of any such greater standard,
(iii) Lessee shall not be named or joined in any action or proceeding to foreclose any such mortgage (provided that Lessee may be named or joined if required by law and if such naming or joining of Lessee will not adversely affect Lessee's rights under this Lease), (iv) such action or proceeding shall not result in a cancellation or termination of the Term, and (v) if the holder of any such Institutional Mortgage becomes the owner of the fee or the assignee of any superior lease, this Lease shall continue in full force and effect as a direct lease between Lessee and the then owner of the fee or the then lessee of such superior lease, or the purchaser of the Land, upon all of the terms and conditions of this Lease (including, without limitation, the Purchase Option in accordance with the provisions of Article 28).


                                   ARTICLE 16

                                QUIET ENJOYMENT

         16.01. Lessee, upon paying the rent and performing its other obligations under this Lease shall and may, at all times during the term of this Lease, peaceably and quietly have, hold and enjoy the Demised Premises free of molestation.

                                   ARTICLE 17

                             SUCCESSORS AND ASSIGNS

         17.01. The covenants and agreements contained in this Lease inure to the benefit of and are binding upon the parties to this Lease, their successors and assigns, but this Article 17 does not modify the provisions governing assignment, as elsewhere provided for in this Lease.


                                   ARTICLE 18

                                  ALTERATIONS

         18.01. Lessee may, without Lessor's consent, but at its own cost and expense and in a good and workmanlike manner, make non-mechanical or non-structural alterations, additions or improvements to the Demised Premises subject to all conditions contained in Section 18.03. Such non-mechanical or non-structural alterations, additions or improvements shall comply with applicable Laws.

         18.02. Lessee may, without the consent of Lessor, but at its own cost and expense and in a good and workmanlike manner, make mechanical or structural alterations, additions or improvements to the Demised Premises subject to all conditions contained in Section 18.03 if the cost of such mechanical or structural alterations does not exceed Two Hundred Thousand Dollars ($200,000) in the aggregate and does not (a) alter the roofline or exterior walls or affect the structural integrity of the Demised Premises and (b) cause a decrease in the value of the improvements at the Demised Premises. Such mechanical or structural alterations, additions or improvements shall comply with applicable Law. Lessor's prior written consent shall be required for all mechanical or structural alterations, additions or improvements exceeding Two Hundred Thousand Dollars ($200,000) in cost, which consent shall not be unreasonably withheld, conditioned or delayed.

         18.03. So long as this lease shall be in full force and effect and Lessee shall not then be in default beyond applicable notice and cure periods and Lessor has not given a notice of its intention to terminate the Lease as set forth in Section 13.02, alterations, additions, improvements and partitions erected by Lessee shall be and remain the property of Lessee during the term of this Lease, and Lessee shall, unless Lessor otherwise elects as hereinafter provided, remove all such alterations, additions, improvements and partitions erected by Lessee and restore the Demised Premises to their original condition by the Expiration Date or earlier termination date of this Lease; provided, however, if Lessor so elects prior to termination of this Lease, such alterations, additions, improvements and partitions shall become the property of Lessor as of the date of termination and shall be delivered up to Lessor with the Demised Premises. Notwithstanding the foregoing, at Lessee's option all of Lessee's trade fixtures shall continue to be Lessee's property and may be removed by Lessee at any time. All shelves, bins, machinery and trade fixtures installed by Lessee shall be removed by Lessee prior to termination of this Lease if Lessee so elects and shall be removed if required by Lessor; upon any such removal Lessee shall restore the Demised Premises to the original condition. All such removals and restorations shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural qualities of the building and other improvements situated on the Demised Premises.


                                   ARTICLE 19

                                    NOTICES

         19.01. All notices to the parties shall be addressed to them at the respective addresses first given for them in this Lease, or to such other address, of which either of them, as the case may be, shall notify the other party and its attorney in the manner stated in this Article 19 for giving notice. Copies of all notices shall be furnished to the attorneys for the parties at the addresses hereinafter provided, or at such other addresses which either of such attorneys, as the case may be, shall notify the other party and its attorney in the manner stated in this Article 19 for giving notice. Copies of all notices to Lessee shall also be given to Kerr Group, Inc., 1840 Century Park East, Los Angeles, California 90067, Attention: Corporate Secretary. Copies of all notices to Lessor shall also be given to Phonecian Properties, 529 Old Hickory

Boulevard, Jackson, Tennessee 38305, Attention:  Managing Partner.



                   NOTICES TO ATTORNEYS FOR LESSOR AND LESSEE


Lessor's Attorneys                                 Lessee's Attorney
William C. Bell, Esq.                              Steven J. Gartner, Esq.
Rainey, Kizer, Butler, Reviere & Bell              Willkie Farr & Gallagher
105 South Highland Street                          One Citicorp Center
Jackson, Tennessee 38301                           153 East 53rd Street
                                                   New York, New York 10022

         The notices to the parties and copies of such notices to the attorneys for the parties must be given by nationally recognized overnight courier service, registered mail, return receipt requested, or by certified mail, return receipt requested. In the case of service by overnight courier, service of the notice shall be deemed to have been completed upon the next business day following mailing. In the case of service by registered mail, service of the notice shall be deemed completed upon the registration thereof with the postal authorities, and in the case of service by certified mail upon the due mailing thereof.


                                   ARTICLE 20

                                   NO WAIVER

         20.01. The failure of either Lessor of Lessee to insist in any one or more instances, upon a strict performance of any of the covenants of this Lease, shall not be construed as a waiver of or relinquishment for the future performance of that covenant, or the right to exercise that option, but the same shall continue and remain in full force and effect. Lessor's receipt of Rent or additional rent, with knowledge of the breach of any covenant of this Lease, shall not be deemed a waiver of that breach, and no waiver by Lessor of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Lessor.

         20.02. Lessor's receipt of any installment of the Rent under this Lease or of any additional rent shall not be a waiver of any Rent or additional rent then due. Lessor may, in its sole discretion, apply any payments made by Lessee to the satisfaction of any debt or obligation of Lessee to Lessor, regardless of Lessee's instructions as to the application of those payments, whether those instructions are endorsed on Lessee's check or otherwise.


                                   ARTICLE 21

                              REMEDIES CUMULATIVE

         21.01. All of the rights and remedies given to Lessor in this Lease for the recovery of the Demised Premises because of the default by the Lessee in the payment of any sums that may be payable pursuant to the terms of this Lease, or upon the breach of any of the terms of this Lease, or the right to re-enter and take possession of the Demised Premises upon the happening of any of the defaults or breaches of any of the covenants of this Lease, or the right to maintain any action for rent or damages and all other rights and remedies allowed at law or in equity, are reserved and conferred upon the Lessor as distinct, separate and cumulative remedies, and no one of them, whether exercised by the Lessor or not, shall be deemed to be in exclusion of any of the others.


                                   ARTICLE 22

                                ENTIRE AGREEMENT

         22.01. This Lease together with the Exhibits attached hereto contain the entire agreement between the parties with respect to the Demised Premises, and any agreement hereafter made shall not operate to change, modify or discharge this Lease in whole or in part unless that agreement is in writing and signed by the party sought to be charged with it.


                                   ARTICLE 23

                             INTENTIONALLY DELETED


                                   ARTICLE 24

                           INDEMNIFICATION OF LESSEE

         24.01 Lessor shall defend, indemnify and hold harmless Lessee, it employees, agents, contractors and any other party for whom Lessee is legally responsible from and against all claims, losses, damages, suits, liens, liability, costs and expenses

(including without limitation attorneys' fees) suffered or incurred as a result of any claim brought by any party or governmental entity, whether grounded in statutory or common law, for personal injury, wrongful death, property damage, economic loss, abatement, remediation, damage to natural resources, response costs, civil penalty, or any other claim, demand or notice arising out of or relating to the generation, presence, handling, treatment, storage or disposal of any solid waste, hazardous waste, hazardous substance, toxic substance, contaminant, or pollutant, or any other environmental condition, on, at, beneath, or near the property, provided such generation, presence, handling, treatment, storage or disposal was caused by the act or negligence of Lessor, its employees, agents, contractors or any other party for whom Lessor is legally responsible.

         24.02 Lessee shall have the right to terminate this Lease in the event Lessee determines in its reasonable discretion that the condition for which Lessee is entitled to indemnification under Section 24.01 materially and adversely affects the operation of Lessee's business or the health or safety of Lessee's employees. If Lessee shall seek to exercise its termination rights under this Section 24.02 and Lessor disputes such right of Lessee to terminate this Lease, then, in such event, Lessee or Lessor shall submit the dispute to a court of competent jurisdiction, and receive a final non-appealable judgment thereon, prior to Lessee, in any manner, ceasing its obligations hereunder.

                                   ARTICLE 25

                             ESTOPPEL CERTIFICATES

         25.01. Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, to execute and deliver to the other a statement certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Lessee pursuant to the provisions of this lease have been exercised, (b) certifying the dates to which the Rent and additional rent have been paid and the amounts thereof, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing. Additionally, Lessee's and Lessor's statement shall contain such other information as shall be required by the holder or proposed holder of any superior mortgage or the lessor or proposed lessor under any superior lease.

                                   ARTICLE 26

                              CERTAIN DEFINITIONS

         26.01. The term "Lessor" as used in this Lease shall mean Phoenician Properties ("Phoenician") and any future owner of fee title to the Demised Premises, it being agreed that no sale, transfer or other conveyance of all or any part of Phoenician's interest in the Demised Premises shall release Phoenician from the full and complete performance of all of Lessor's obligations under this Lease.

         26.02. An "Institutional Mortgage" is a first or second mortgage or deed of trust held by an Institutional Lender and shall be in a form customarily used by such Institutional Lender in similar transactions, securing the interest of the Lessor in the real property constituting the Demised Premises.

         26.03. An "Institutional Lender" is a commercial bank, savings and loan association, insurance company, pension or trust company, public corporation or governmental agency, municipality, county or subdivision thereof.


                                   ARTICLE 27

                               EXTENSION OF TERM

         27.01. Provided Lessee has not received any notice of default which has not been waived or if Lessee shall have received a notice of default, the applicable cure period has not expired, Lessee shall have the right to extend the term of this Lease for two (2) ten (10) year periods as hereinafter provided (each a "Renewal Period").
Lessee shall exercise its option to renew by giving notice ("Renewal Notice") to Lessor in accordance with Article 19 at any time prior to the expiration of the then current term; provided, however, if requested by Lessor not less than eight (8) months nor more than ten (10) months prior to such expiration, Lessee agrees to exercise or refrain from exercising such option not later than six
(6) months prior to the expiration of the then current term. The Rent during the first Renewal Period shall be Six Hundred Forty Thousand Eighty Dollars ($640,080) per year payable in equal consecutive monthly installments of Fifty Three Thousand Three Hundred and Forty Dollars ($53,340) per month and during the Second Renewal Period shall be Six Hundred Seventy Three Thousand Six Hundred Eighty Dollars ($673,680) per year, payable in equal consecutive monthly installments of Fifty Six Thousand One Hundred Forty Dollars ($56,140) per month. All of the terms, covenants and provisions of this Lease shall govern the rights and obligations of Lessor and Lessee during each of the Renewal Periods.


                                   ARTICLE 28

                                PURCHASE OPTION

         28.01. Lessor grants to Lessee the option to purchase the Demised Premises in accordance with the provisions of this Article 28 (hereinafter, the "Purchase Option"). The Purchase Option may be exercised by Lessee at any time during the Term and prior to the expiration or termination thereof (or, if applicable, the Renewal Periods), by written notice to Lessor in accordance with Article 19, as further described in Section 28.02.

        28.02. The purchase price for the Demised Premises (the "Purchase Price") shall be the greater of (a) the fair market value of the Demised Premises based on its present use, provided, that if by reason of a casualty or condemnation, Lessee shall then be obligated to repair any part of the Demised Premises, then the fair market value of the Demised Premises shall be based upon the condition the Demised Premises would be in if Lessee made such repairs, plus any diminution of value to the Demised Premises caused by the Lessee's failure to fulfill its obligations hereunder (other than its obligation to repair the Demised Premises arising by reason of a casualty or condemnation) (excluding all improvements to the Demised Premises made at Lessee's expense valued at the initial cost of said improvements less the amount of depreciation of said improvements calculated in accordance with generally accepted accounting principals (and provided, however, that improvements or repairs otherwise required to be done by Lessee under this Lease and the Phase 2 Work, shall be taken into account when determining the fair market value of the Demised Premises)) determined as of the date of Lessee's exercise of the Purchase Option (as determined by Arbitration pursuant to the provisions of Article 34) (the "Fair Market Value"), but if the

Purchase Option is exercised prior to the twentieth (20th) anniversary of the Commencement Date in no event greater than $5,200,000.00 and (b) the First Tennessee Mortgage Amount (as hereinafter defined), plus, in either case, all amounts due under the Lease from the Lessee as Rent or Additional Rent or any amounts expended in furtherance of Lessee's obligations under this Lease to the extent such amounts have been paid by Lessor or the holder of the First Priority Mortgage (as hereinafter defined) on the date such Purchase Price is to be paid as evidenced by paid receipts. The "First Tennessee Mortgage Amount" shall mean the then outstanding unamortized principal balance of that certain mortgage by and between First Tennessee Bank National Association and Lessor dated on or about May 16, 1994 in the original principal amount of $3,800,000.00 (the "First Priority Mortgage") (as such mortgage and original principal amount will exist and expressly excluding any amendment or modification that shall increase the principal amount thereof or materially alter the amortization schedule of the loan secured by such mortgage) and any refinancing of the First Priority Mortgage, so long as the refinanced amount is not greater than the principal balance of the First Priority Mortgage at the time of the refinancing (but in no event greater than the original principal balance) and that the amortization schedule of the loan is not altered to require less amortization. Upon a foreclosure of the mortgagee's interest under any mortgage that would otherwise qualify under the definition of "First

Tennessee Mortgage Amount", should the mortgagee be a successful bidder at the foreclosure sale, the "First Tennessee Mortgage Amount" shall mean the outstanding principal amount of such mortgage as of the moment preceding the extinguishment of the mortgage upon such successful foreclosure bid. In addition, if the Purchase Option is exercised prior to or on the twentieth anniversary of the Commencement Date and the Purchase Price is based upon the Fair Market Value not to exceed $5,200,000.00 and not based upon the First Tennessee Mortgage Amount, Lessee shall be entitled to apply ten percent (10%) of the aggregate of all Rent paid to Lessor during the term of this Lease at the time the Purchase Option is exercised, as a credit towards the Purchase Price provided, however, that in no event shall the Purchase Price be reduced to an amount below the First Tennessee Mortgage Amount should the First Priority Mortgage then exist. Lessee shall exercise the Purchase Option by giving written notice ("Purchase Option Notice") to Lessor in accordance with
Article 19.

         28.03. The Purchase Price shall be payable in lawful money of the United States to Lessor by Lessee at the close of escrow as provided in Section 28.05.

         28.04. At the closing, which the parties agree shall occur on a mutually acceptable date and in all events within ninety (90) days following the date of Lessee's notice exercising the Purchase Option, Lessor shall deliver to Lessee an executed general warranty deed in recordable form conveying fee simple title to the Demised

Premises together with all easements, mineral rights, rights to public roads and other interests appurtenant to the Demised Premises. Title to the Demised Premises shall be conveyed by Lessor to Lessee (or, at Lessee's option, to Lessee's designee) free and clear of all liens, encumbrances, covenants, conditions, restrictions, easements, rights of way, leases or other occupancy agreements, and other matters of record, except (i) current taxes, a lien not yet delinquent, (ii) those portions of current assessments not yet due and payable, (iii) matters (irrespective of whether of record) affecting title to the Demised Premises and created by Lessee, (iv) covenants, conditions, restrictions, easements, rights-of-way of record, and leases or other occupancy agreements existing on the Commencement Date (as conclusively indicated on Exhibit C attached hereto and made a part hereof), and (v) subleases covering portions of the Demised Premises entered into by Lessee (the matters described in (i) - (v) are referred to collectively as "Permitted Exceptions"). If there are any matters affecting the Demised Premises other than Permitted Exceptions, Lessor shall use its best efforts to remove same. If such matters are not removed prior to closing, Lessee may at its election either (i) rescind its Purchase Option Notice in which case this Lease shall remain in full force and effect, or (ii) receive a further credit against the Purchase Price in an amount equal to the resulting decrease in value to the Demised Premises, as reasonably determined by the parties provided, however, that in no event shall the Purchase Price be reduced to an amount below the First Tennessee Mortgage Amount should the First Priority Mortgage then exist. In the event of any dispute as to the amount of any such credit, the amount of such credit shall be determined by arbitration pursuant to Article 34.

         28.05. The sale shall be consummated through an escrow with a title company selected by Lessee. Escrow shall be deemed to be closed pursuant to this Article 28.05 on the date the deed conveying fee simple title to the Demised Premises to Lessee is recorded. At the close of escrow, the title company must be prepared to issue the then most recent ALTA Owner's Title Insurance Policy in the amount of the purchase price insuring title to the Demised Premises vested in Lessee, subject only to the Permitted Exceptions. Each party shall select and bear all costs of its attorneys at closing, but all other closing costs (including without limitation any transfer taxes and title insurance premiums) shall be paid by the parties in accordance with the local commercial custom of Jackson, Tennessee. All items of Rent and additional rent shall be apportioned as of midnight the day preceding the closing.


                                   ARTICLE 29

                             INTENTIONALLY DELETED

                                   ARTICLE 30

                          HAZARDOUS WASTES/SUBSTANCES

         30.01. The term "Hazardous Substances," as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, (including, without limitation, asbestos and raw materials which include hazardous constituents), the removal, storage, transport or disposal of which or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any Law relating to pollution or protection of the environment. Lessee hereby agrees that during the Term (i) no activity will be conducted on the Demised Premises by Lessee, its agents, employees, sublessees, invitees or any other party entering the Demised Premises with the consent or knowledge of Lessee that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Lessee's (or its sublessees') business activities provided such activities are conducted in accordance with all Environmental Laws; (ii) the Demised Premises will not be used by Lessee, its agents, employees, sublessees, invitees or any other party entering the Demised Premises with the consent or knowledge of Lessee during the term hereof in any manner for the storage of any Hazardous Substances except for the storage of such materials that are used in the ordinary course of Lessee's (or its sublessees') business activities, provided all such Hazardous Substances are properly stored in a manner and location meeting all Environmental Laws;

(iii) no portion of the Demised Premises will be used by Lessee, its agents, employees, sublessees, invitees or any other party entering the Demised Premises with the consent or knowledge of Lessee during the Term hereof as a landfill or dump; (iv) Lessee will not install any underground storage tanks of any type without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, provided Lessee complies with all applicable Laws regarding such underground tanks (it being further agreed Lessee shall remove any such underground tanks at the expiration of the Term unless Lessee obtains Lessor's written consent to allow such underground tank(s) to remain on the Demised Premises after that date; (v) Lessee shall use commercially reasonable efforts to prevent any surface or subsurface conditions from coming into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (vi) Lessee will use commercially reasonable effort to prevent any Hazardous Substances from being brought onto, stored, processed, disposed of on, released, discharged from (including ground water contamination) or otherwise handled on the Demised Premises, except in connection with Lessee's (or its sublessees') business activities, and if disposed of on, released or discharged from or on the Demised Premises, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Lessee and Lessor shall each promptly notify the other in writing should

Lessor or Lessee become aware of the presence, release or suspected release of any Hazardous Substance not otherwise permitted under this Lease or any other environmental problem or liability with respect to the Demised Premises. If, at any time during the Term or the five (5) year period following the expiration or earlier termination of the Term the Demised Premises are found to require remedial action under Environmental Laws as a result of (in whole or part) Lessee's activities at the Demised Premises or the act or activities of Lessee's agents, employees, contractors, subcontractors, suppliers, invitees, or licensees, Lessee agrees to indemnify and hold Lessor (and any mortgagee and trustee under any deed of trust or mortgage on the Demised Premises) harmless from all claims, demands, actions, liabilities, costs, (including reasonable attorney's fees), expenses, damages and obligations of any nature arising from or as a result of the actions or omissions of Lessee, its agents, employees, sublessees, invitees or any other party entering the Demised Premises with the consent or knowledge of Lessee during the Term hereof, but not further or otherwise. Within thirty (30) days prior to the expiration or termination of this Lease, Lessee shall commence, at its expense, a Phase 2 environmental assessment of the Demised Premises (the "Assessment") and to use its best efforts to cause same to be delivered to Lessor within sixty (60) days following the expiration or termination of this Lease. The Assessment shall be performed by a qualified environmental firm reasonably approved by Lessor. The Assessment will address specifically the presence or absence of reportable or actionable amounts of any Hazardous Substances on or within the Demised Premises. The Assessment shall run to the benefit of Lessor and any then Institutional Lender, and each of their successors and assigns.


                                   ARTICLE 31

                                    SIGNAGE

         31.01. Lessee shall have the right, subject to Lessor's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, to place on or about the Demised Premises such signage that Lessee deems necessary or desirable in the conduct of its business conforming to Laws.


                                   ARTICLE 32

                                    PURPOSES

         32.01. Lessee agrees that it shall not use or suffer the Demised Premises to be used for any unlawful purposes or any purposes which violate any public or private zoning, land use or other applicable covenants, restrictions, regulations or ordinances. The Demised Premises leased hereunder may be used by Lessee for general office use, warehouse use, distribution use, manufacturing use (including without limitation injection molding of plastic closures or manufacture of home canning metal caps and lids with platisol liners and related products), such other purposes that are usual and normal in connection with Lessee's current business operations, and for uses incidental to the foregoing and no other purpose.
Even if Lessee is unable to use the Demised Premises for each of the uses described above due to no fault of Lessor, this Lease will continue in full force and effect in accordance with its terms. The preceding sentence is not intended to limit Lessee's rights in accordance with Section 10.03 in the event of a taking by condemnation.


                                   ARTICLE 33

                          RIGHT TO CREATE ENCUMBRANCES

         33.01. Lessor agrees not to unreasonably withhold, condition or delay its consent to Lessee granting such utility, access and other reasonable customary easements encumbering the Demised Premises for the benefit of third parties as Lessee may reasonably deem necessary or desirable in connection with Lessee's activities and operations at the Demised Premises and the holder of an Institutional Mortgage shall also have such right to consent to such grant so long as such holder of an Institutional Mortgage does not unreasonably withhold, condition or delay its consent so long as such grant shall not diminish the value of the Demised Premises or impair the utility of the Demised Premises except, as to any of the foregoing, on a deminimis basis. Lessor agrees to promptly use commercially reasonable efforts to cause any lender (including without limitation any Institutional Lender) having a security interest in the Demised Premises to subordinate the lien of such lender's security interest to such easements, if so requested by Lessee.


                                   ARTICLE 34

                                  ARBITRATION

         34.01. Lessor and Lessee agree that any dispute under this Lease expressly stated to be settled by arbitration (including without limitation the determination of fair market value under Article 28) shall be settled pursuant to the procedures contained in this Article 34 ("Arbitration").

         34.02. In any circumstance for which Arbitration is specifically provided for hereunder, the party desiring Arbitration shall give notice to that effect to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within ten (10) days after such notice, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter, provided, however, that:

                 (a) if the second arbitrator shall not have been appointed within the ten (10) day period as aforesaid, the first arbitrator shall proceed to determine such matter and shall render his decision and award in writing within thirty (30) days after the expiration of said ten (10) day period; and

                 (b) if the two arbitrators are appointed by the parties and shall be unable to agree, within ten (10) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of such third arbitrator within ten (10) days after the arbitrators appointed by the parties give notice as aforesaid, then within five (5) days thereafter either of the parties upon notice to the other party may request such appointment by the American Arbitration Association (or any successor organization), or in its absence, refusal, failure or inability to act, may apply to a local state court of competent jurisdiction for a court appointment of such arbitrator.

         34.03. Each arbitrator shall be a qualified and impartial person who shall have had at least ten (10) years' experience in the calling connected with the matter of the dispute.

         34.04. The Arbitration shall be conducted, to the extent consistent with this Article, in accordance with the then prevailing rules of the American Arbitration Association (or any successor organization). The arbitrators, if more than one, shall render their decision and award in writing, upon the concurrence of at least two of their number, within sixty (60) days after the appointment of the third arbitrator. Such decision and award or the decision and award of the single arbitrator as provided in Section 34.02(a) hereof, shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

         34.05. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.


                                   ARTICLE 35

                              MEMORANDUM OF LEASE

         35.01 At the request of either party, Lessor and Lessee shall promptly execute, acknowledge, deliver a memorandum with respect to this Lease sufficient for recording (the "Memorandum"), which shall contain in addition to the minimum applicable statutory requirements, reference to the Purchase Option. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this lease. Each party hereby authorizes the other to record the Memorandum against the Land.

                                   ARTICLE 36

                                  PHASE 2 WORK

         36.01 Lessee and Lessor hereby acknowledge that Lessee is in the process of performing improvement work to the Demised Premises (collectively, "Phase 2 Work") described generally on Exhibit D attached hereto and made a part hereof, in accordance with building plans and specifications which have been approved by Lessor.

         36.02. Upon the completion of Phase 2 Work, Lessee shall be deemed to represent and warrant to Lessor that:

                 (a) all Phase 2 Work has been constructed in compliance with all applicable Laws and Environmental Laws and all title encumbrances and other matters affecting the Land.

                 (b) All permits and approvals necessary to construct the Phase 2 Work and to permit legal occupancy of the Phase 2 Work including, without limitation, certificates of occupancy, have been obtained.

                 (c) All utilities necessary to service Phase 2 Work are adequate for the permitted use thereof, are being provided by public utility companies, and have been connected.

                          IN WITNESS WHEREOF, Lessor and Lessee have set their
respective hands as of the date first above written.



                                        LESSOR:

                                        PHOENICIAN PROPERTIES
                                        a Tennessee general partnership,


                                        By: /s/ LARRY A. BECKER
                                            -------------------
                                        Name: Larry A. Becker
                                        Title: Managing Partner




                                        LESSEE:

                                        KERR GROUP, INC.
                                        a Delaware corporation

                                        By:  /s/ LARRY R. KNIPPLE
                                             --------------------
                                        Name: Larry R. Knipple
                                        Title: Vice President - Secretary

STATE OF TENNESSEE
COUNTY OF MADISON

         Personally appeared before me, Cynthia C. Friddle, a Notary Public, Larry R. Knipple, with whom I am personally acquainted and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the Vice President-Secretary of the Lessee and is authorized by the Lessee to execute this instrument on behalf of the Lessee as the free act and deed of the Lessee.

         Witness my hand, at office, this 16th day of May, 1994.


                                        /s/ CYNTHIA C. FRIDDLE
                                        ----------------------
                                             Notary Public

My Commission Expires:

October 23, 1995

STATE OF TENNESSEE
COUNTY OF MADISON

         Personally appeared before me, Cynthia C. Friddle, a Notary Public, Larry P. Becker, with whom I am personally acquainted and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the Managing Partner of the Lessor and is authorized by the Lessor to execute this instrument on behalf of the Lessor as the free act and deed of the Lessor.

         Witness my hand, at office, this 16th day of May, 1994.



                                          /s/ CYNTHIA C. FRIDDLE
                                          ----------------------
                                               Notary Public

My Commission Expires:

October 23, 1995

                     EXHIBIT "A"


                             Property Description

LOCATED IN JACKSON, MADISON COUNTY, TENNESSEE:

    Beginning at the intersection of the North margin of Highway 70 with the East margin of Bobrick Drive, which point is the Southwest corner of the herein described tract:

    Thence, with the East margin of Bobrick Drive the following calls:

    North 08 degrees 04 minutes 49 seconds East 300.00 feet; North 82 degrees 04 minutes 48 seconds West 69.87 feet; North 08 degrees 04 minutes 49 seconds East 892.36 feet to the Southwest corner of the property of Madison County, Tennessee;

    Thence, with the South line of the property of Madison County, Tennessee, South 81 degrees 55 minutes 11 seconds East 1000.00 feet to the Northwest corner of the property of Allsteel Inc.;

    Thence, with the West line of the property of Allsteel Inc., South 08 degrees 04 minutes 49 seconds West 956.62 feet to a point in the North margin of Highway 70;

    Thence, with the North margin of Highway 70, South 83 degrees 52 minutes 11 seconds West 959.49 feet to the point of beginning, containing 24.37 acres.

                                 EXHIBIT "A"


1.  Description of Property Subject to Lease:

      LOCATED IN JACKSON, MADISON COUNTY, TENNESSEE:

          Beginning at the intersection of the North margin of Highway 70 with the East margin of Bobrick Drive, which point is the Southwest corner of the herein described tract:

          Thence, with the East margin of Bobrick Drive the following calls:

          North 08 degrees 04 minutes 49 seconds East 300.00 feet; North 82 degrees 04 minutes 48 seconds West 69.87 feet; North 08 degrees 04 minutes 49 seconds East 892.36 feet to the Southwest corner of the property of Madison County, Tennessee;

          Thence, with the South line of the property of Madison County, Tennessee, South 81 degrees 55 minutes 11 seconds East 1000.00 feet to the Northwest corner of the property of Allsteel Inc.;

          Thence, with the West line of the property of Allsteel Inc., South 08 degrees 04 minutes 49 seconds West 956.62 feet to a point in the North margin of Highway 70;

          Thence, with the North margin of Highway 70, South 83 degrees 52 minutes 11 seconds West 959.49 feet to the point of beginning, containing 24.37 acres.

      Being the same property conveyed to Phoenician Properties by warranty deed from Industrial Development Board of the City of Jackson, recorded in the Register's Office of Madison County, Tennessee in Book ____, at Page ____.

2.  Description of Lease Agreement:

      That certain Amended and Restated Lease bearing date of the ____ day of May, 1994, between Phoenician Properties, a Tennessee General Partnership, having its principal office at 529 Old Hickory Boulevard, Jackson, Tennessee 38305, as Lessor, and Kerr Group, Inc., a Delaware corporation having its principal office at 1840 Century Park East, Los Angeles, California 90067, as Lessee.

                  Exhibit "B" to Amended and Restated Lease

THIS INSTRUMENT PREPARED BY:
David G. Williams
Attorney at Law
2000 First Tennessee Building
Memphis, Tennessee 38103


               TENANT ESTOPPEL, SUBORDINATION, NON-DISTURBANCE,
                           AND ATTORNMENT AGREEMENT


        THIS AGREEMENT Made and entered into as of the 16th day of May, 1994, by and between KERR GROUP, INC., a Delaware corporation, party of the first part, hereinafter "Tenant," and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association, party of the second part, hereinafter "Bank."


                               RECITALS OF FACT

        Tenant has leased certain property (the "Property") located in Madison County, Tennessee, more particularly described in Exhibit "A," attached hereto and incorporated herein by reference under and pursuant to an Amended and Restated Lease (the "Lease") more particularly described in EXHIBIT "A." Phoenician Properties, a Tennessee General Partnership (the "Landlord"), is lessor under the Lease. The Bank has agreed to make a loan to Landlord in the principal sum of Three Million Eight Hundred Thousand Dollars ($3,800,000.00), evidenced by a note (the "Note") in such amount, and secured by a Tennessee Construction Deed of Trust With Security Agreement and Assignment of Rents and Leases (the "Mortgage") upon the Property. (The holder from time to time of said loan indebtedness is hereinafter sometimes referred to as "Lender".)
One of the conditions of such loan by the Bank is the execution of this Agreement by the Tenant; and the Tenant is willing to execute this Agreement to enable such loan to be made.

        NOW, THEREFORE, in consideration of the premises, as set forth in the Recitals of Fact, the sum of Ten Dollars ($10.00) cash in hand paid to the Tenant, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:


                                  AGREEMENTS


        1. Tenant hereby certifies, represents, and warrants to the Bank, as of the date hereof, that:

        (a) The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way;

        (b) The Lease represents the entire agreement between the parties as to the leasing of the Property;

        (c) There are no defaults by either Landlord or Tenant under the Lease;

        (d) No rent which is not yet due under the terms and provisions of the Lease has been paid;

        (e) There are no existing setoffs, counterclaims or credits against rentals due or to become due under the Lease, nor are there existing defenses against the enforcement of the Lease by the Landlord;

        (f) Tenant has no notice or knowledge of any prior assignment, hypothecation or pledge of the rents due under the Lease;

        (g) The original term of the Lease begins on May___, 1994, and ends on May 31, 2014;

        (h)  The Tenant is currently in possession of the Property; and

        (i) All conditions of the Lease to be performed by Landlord which are necessary to the enforceability of the Lease have been satisfied, including, but not limited to, completion in accordance with approved plans and specifications of any improvements agreed to be made by the Landlord upon the Property.

        (j) The Mortgage qualifies as an "Institutional Mortgage" under the provisions of Section 26.02 of the Lease.

        2.  Tenant and Bank mutually covenant and agree that:

        (a) The Lease is and shall be in all respects subject and subordinate to the lien of the Mortgage and to all renewals, modifications, consolidations and extensions thereof, in whole or in part;

        (b) Provided that Tenant is not in default under the terms of the Lease (beyond the period, if any, given in the Lease for cure of such default), Tenant's rights and privileges under the Lease (including, but not limited to, Tenant's purchase option pursuant to Article 28 of the Lease), and Tenant's quiet possession and enjoyment of the Property, shall not be affected or disturbed by the exercise by Lender of any of its rights under the Mortgage, nor by any sale or foreclosure of the Property or deed-in-lieu thereof, or any similar proceedings or devices;

        (c) So long as the Tenant is permitted quiet enjoyment of the Property (and notwithstanding any foreclosure of the lien of the Mortgage), Tenant agrees, at the option and request of Lender, to attorn to the following persons upon the terms and conditions of the Lease for the remainder of the term thereof (whether original or renewal), with the same force and effect as if such persons were named as Landlord under the Lease:

               (i) the Lender when such Lender is in possession of the Property, whether by foreclosure of the Mortgage, deed-in-lieu of foreclosure or pursuant to any assignment of rents executed as additional security for the indebtedness evidenced by the Note;

              (ii)  any receiver appointed to take possession of the Property;

             (iii) any party acquiring title to the Property by foreclosure, pursuant to the power of sale contained in the Mortgage or by deed-in-lieu of foreclosure, and his or its heirs, successors, and assigns;

        (d) Tenant will execute and deliver, upon request of Lender, an appropriate agreement of attornment in confirmation of its obligations hereunder; and

        (e) Lender shall have no obligation to perform as landlord under the Lease until such time as Lender enters into possession of the Property and requests attornment by Tenant; such obligation shall continue only with respect to those obligations accruing during the period in which Lender remains in possession of the Property; and Tenant's recourse against Lender for any non-performance of its obligations as landlord under the Lease for such period of time shall be limited to Lender's interest in the Property. Tenant shall not, however, be bound to perform any covenant contained in the Lease to a standard greater than that set forth in the Lease by virtue of the inclusion in the Mortgage or other agreements between the Landlord and the Bank of any such greater standard.

        3. Tenant acknowledges that as additional security for the indebtedness evidenced by the Note, Landlord has assigned, or will assign, to Bank, all rents, issues and profits arising from the Property, including the rents under the Lease. So long as any part of said indebtedness remains unpaid Tenant agrees with Bank that:

        (a)  Tenant will not prepay any rent due under the Lease more than one
(1) month in advance;

        (b) Upon written notice from Lender to Tenant, Tenant will pay to Lender all rent and other sums thereafter due under the Lease;

        (c) Tenant will not consent to any reduction of the rent set forth in the lease, to any other amendment or modification of the terms and provisions thereof, or to any cancellation or surrender of the Lease, without the prior written consent of Lender;

        (d) Tenant will, concurrently with serving same upon Landlord, send to Lender a copy of any notice of default or demand that Landlord cure any default, which notice or demand is given or made to Landlord pursuant to or concerning the provisions of the Lease;

        (e) In the event of any default by Landlord under the Lease, Lender shall have the same period of time and opportunity as given to Landlord to cure said default, plus an additional twenty (20) days, and, in any event, no less than forty-five (45) days after Tenant's notice to Lender of such default, before Tenant shall be entitled to declare a termination or cancellation of the Lease. In the event of a default by Landlord under the Lease which is not susceptible of cure by Lender, Tenant will not terminate the Lease by reason of such default if Lender shall, as promptly as practicable, (if applicable) seek to lift any automatic stay resulting from a bankruptcy proceeding, shall proceed with foreclosure of the Mortgage or the obtaining of a deed in lieu of foreclosure, and shall thereafter diligently attempt to effect such cure at the earliest possible time.

        4. All notices or demands hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally or sent by registered or certified mail to any party hereto at the address set forth below or at such other address as any party shall subsequently designate in writing:

        TENANT:         Kerr Group, Inc.
                        1840 Century Park East
                        Los Angeles, California 90067

        BANK:           First Tennessee Bank National Association
                        165 Madison Avenue
                        Memphis, Tennessee 38103
                        Attention: Commercial Real Estate Division

        COPY TO: Heiskell, Donelson, Bearman, Adams, Williams & Caldwell 2000 First Tennessee Building
                        Memphis, Tennessee 38103
                        Attention: David G. Williams

        5. Landlord joins herein for the purpose of consenting and agreeing to all of the terms and provisions hereof, insofar as its rights are or may be affected hereby.

        6. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective heirs, successors and assigns. This Agreement may be executed in multiple counterparts, all of which, taken together, shall constitute but one document.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement (or have caused this Agreement to be executed by their respective officers, duly authorized to do so), on the day and year first above written.


ATTEST:                                 KERR GROUP, INC.



_______________________                 By:_______________________________
Corporate Secretary                     Title:____________________________

                                                                    TENANT

                                        FIRST TENNESSEE BANK NATIONAL
                                        ASSOCIATION


                                        By:_______________________________
                                        Title:____________________________

                                                                    LENDER


                                        PHOENICIAN PROPERTIES,
                                        a Tennessee General Partnership

                                        By:_______________________________
                                                Larry P. Becker,
                                                Managing Partner

                                                                  LANDLORD

STATE OF TENNESSEE
COUNTY OF MADISON

        Before me, ________________________, a Notary Public in and for the State and County aforesaid, personally appeared ___________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledge himself (or herself) to be the _______________________ of KERR GROUP, INC., the within-named bargainor a corporation, and that _ he as such _______________________, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by _____ self as such ________________________.

        WITNESS my hand and seal at office, on this the ____ day of May, 1994.

                                           _______________________________
                                           Notary Public

My Commission Expires:

______________________


STATE OF TENNESSEE
COUNTY OF _______________________

        Before me, __________________________, a Notary Public in and for the State and County aforesaid, personally appeared _________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged _____ self to be the _________________________ of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, the within-named bargainor, a national banking association, and that _ he as such ____________________ executed the foregoing instrument for the purposes therein contained, by signing the name of the association by ____self as such
____________________.

        WITNESS my hand and seal at office, on this ____ day of May, 1994.

                                                ____________________________
                                                Notary Public

My Commission Expires:

______________________